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                                                                      EXHIBIT 21


                            SUBSIDIARIES OF THE REGISTRANT
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                                                                 PERCENTAGE       STATE OF INCORPORATION
         PARENT                        SUBSIDIARY               OF OWNERSHIP          OR ORGANIZATION
         ------                        ----------               ------------          ---------------
    HF Financial Corp.          Home Federal Savings Bank           100%               Federal

    HF Financial Corp.           HomeFirst Mortgage Corp.           100%             South Dakota

    HF Financial Corp.           HF Card Services L.L.C.            51%              South Dakota

Home Federal Savings Bank        Hometown Insurors, Inc.            100%             South Dakota

Home Federal Savings Bank    Mid-America Service Corporation        100%             South Dakota

Home Federal Savings Bank               PMD, Inc.                   100%             South Dakota

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The financial statements of HF Financial Corp. are consolidated with those of its subsidiaries.